UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 30, 2013

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 23, 2013, Banner Corporation (“Company”) held its 2013 Annual Meeting of Shareholders at which the Company's shareholders approved the amended and restated Banner Corporation 2012 Restricted Stock and Incentive Bonus Plan (the “Amended and Restated 2012 Plan”).  The 2012 Restricted Stock Plan (the “2012 Plan”) was amended to allow the Company to make incentive-based awards under the Plan that are fully deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).  No other material amendments were made to the 2012 Plan. A copy of the Amended and Restated 2012 Plan was attached to the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission (“SEC”) on March 22, 2013, and is incorporated herein by reference.  Reference also is made to the 2012 Plan that was attached to the Company’s definitive proxy statement filed with the SEC on March 21, 2012 and to the Registration Statement on Form S-8 filed with the SEC on March 14, 2013 for the registration of the Company’s shares under the 2012 Plan, which are incorporated herein by reference.

In connection with shareholder approval of Amended and Restated 2012 Plan, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved a Form of Time-Based Restricted Stock Award Agreement and a Form of Performance Based Restricted Stock Award Agreement, pursuant to which the Company will grant various awards from time to time.  These awards may be subject to time and/or performance-based conditions.  The foregoing description is qualified in its entirety by reference to the Form of Time-Based Restricted Stock Award Agreement and Form of Performance Based Restricted Stock Award Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and the material terms of which are incorporated by reference herein.  On May 30, 2013, the Company’s Compensation Committee determined to grant awards effective June 3, 2013 under the Amended and Restated 2012 Plan to certain executive officers of the Company.

With respect to performance-based restricted stock awards granted in 2013, the performance period will be from April 1, 2013 through December 31, 2015.  The following performance criteria will apply (compared to peer banks) against which payout percentages (as a percent of the target) will be determined:

-	Return on average assets (determined based on income before income taxes and before provision for loan and lease losses).
-	Total shareholder return assuming dividends during the period are reinvested in Company stock.

    The following table provides the potential range of additional compensation, expressed as a percentage of base salary, for the named executive officers attributable to the Performance-Based Restricted Stock awarded on their behalf on June 3, 2013.  The number of shares underlying each award was determined using the average closing price of Banner’s common stock over the ten-day period immediately preceding the grant date:

Named Executive Officer	Minimum Percentage of Base Salary	Maximum Percentage of Base Salary
Mark J. Grescovich	0%	60%
Lloyd W. Baker	0%	30%
Richard B. Barton	0%	30%
Cynthia D. Purcell	0%	30%
Douglas M. Bennett	0%	30%

    On May 30, 2013, pursuant to and in accordance with the Amended and Restated 2012 Plan, the Compensation Committee adopted criteria and rules for awarding and paying annual incentive payments, which are described in the Banner Corporation 2013 Annual Incentive Plan (the “Annual Incentive

Plan”), which was ratified and approved by the Company’s Board of Directors.  The purpose of the Annual Incentive Plan is to reward employees for their contributions to the performance and success of the Company and its financial institution subsidiary, Banner Bank (“Bank”).  All employees of the Company and the Bank are eligible to participate in the Annual Incentive Plan with the participants identified each year by the Compensation Committee after such participants are proposed by Company’s Chief Executive Officer.  Each participant is assigned a target award level, which is expressed as a percentage of base salary, and a range of performance criteria defined for each participant that ranges from 0% to 150% of the target incentive.  Awards are determined based on a weighted combination of corporate and individual performance measures, which, with the exception of the Chief Executive Officer, are established and proposed by the Chief Executive Officer, subject to the approval of the Compensation Committee.  The weighting combination of corporate and individual performance measures for the Chief Executive Officer is determined by the Compensation Committee.

With respect to the portion of the Annual Incentive Plan award tied to corporate performance, this portion is based on relative and absolute performance requirements for measures established by the Compensation Committee. For 2013, the Compensation Committee approved the following performance measures:

-	Return on average assets (determined based on income before income taxes and before provision for loan and lease losses).
-	Efficiency ratio.
-	Ratio of non-performing assets (NPA) to total assets.
-	Total operating revenue.

The individual performance criteria and the related weightings may change in subsequent years, for awards granted in those years, as determined by the Compensation Committee.

Payouts to participants that are related to corporate performance measures are subject to a related performance gate for each performance measure relative to the Company’s performance compared to the performance of a peer group of financial institutions, which group is established by the Compensation Committee. The members of the peer group may change in future years, for awards granted in such future years.  If the Company’s financial performance relative to the peer group is below an established performance level for a particular performance measure, then no incentive is paid for the performance goal, regardless of absolute performance.  All payouts under the Annual Incentive Plan are made in a cash lump sum with the requirement that the participant be employed by the Company or the Bank at the earlier of the date the payment determination is made or the March 15 of the year following the end of the performance period in order to receive payment.

    In connection with adoption of the Annual Incentive Plan, the Compensation Committee approved a Form of Incentive Bonus Award Agreement, pursuant to which the Company will grant incentive award payments from time to time.  The foregoing description is qualified in its entirety by reference to the Form of Incentive Bonus Award Agreement, which is attached hereto as Exhibit 10.4 and the material terms of which are incorporated by reference herein.

   On May 30, 2013, the Company’s Compensation Committee established the participants to receive incentive award payments under the Annual Incentive Plan, which include the President and Chief Executive Officer, all Executive Vice Presidents and select senior vice presidents of the Company and the Bank, as well as the corporate and individual performance measures for each participant.

The following table provides the potential range of additional compensation, expressed as a percentage of base salary, for the named executive officers attributable to the cash incentive bonus awards granted on their behalf under the Annual Incentive Plan on June 3, 2013:

Named Executive Officer	Minimum Percentage of Base Salary	Maximum Percentage of Base Salary
Mark J. Grescovich	0%	75.0%
Lloyd W. Baker	0%	37.5%
Richard B. Barton	0%	37.5%
Cynthia D. Purcell	0%	37.5%
Douglas M. Bennett	0%	37.5%

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1  Form of Time-Based Restricted Stock Award Agreement
10.2  Form of Performance Based Restricted Stock Award Agreement
10.3  Form of Incentive Bonus Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: June 4, 2013	By: /s/Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer